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                                                                   EXHIBIT 3.98

                            CERTIFICATE OF FORMATION

                                       OF

                         BHC CANYON RIDGE HOSPITAL, LLC

      The undersigned, an authorized person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

      FIRST: The name of the limited liability company ("limited liability company") is BHC CANYON RIDGE HOSPITAL, LLC.

      SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware.

      Executed on January 12, 2005.


                                                 /s/ Stephen C. Petrovich
                                                 -------------------------------
                                                 Stephen C. Petrovich
                                                 Authorized Person

                                                    State of Delaware
                                                   Secretary of State
                                                Division of Corporation
                                             Delivered 10:46 AM 01/13/2005
                                               FILED 10:15 AM 01/13/2005
                                              SRV 050030273 - 3911531 FILE